                                                                    Exhibit 12.1

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                  (In millions)

                                             Year Ended      Year Ended        Year Ended        Year Ended         Year Ended
                                           June 30, 2000    June 30, 1999     June 30, 1998     June 30, 1997      June 30, 1996
                                           -------------    -------------     -------------     -------------      -------------
Consolidated pre-tax income (loss)            $ 79.4            $ 33.2            $  6.0            $(15.9)            $135.6
Interest expense                                67.1              77.6              77.5              52.0               67.2
Interest portion of rent expense(a)             11.1               9.8               9.4               8.5                7.7
                                              ------            ------            ------            ------             ------

Earnings                                      $157.6            $120.6            $ 92.9            $ 44.6             $210.5
                                              ======            ======            ======            ======             ======


Interest expense                              $ 67.1            $ 77.6            $ 77.5            $ 52.0             $ 67.2
Interest portion of rent expense(a)             11.1               9.8               9.4               8.5                7.7
                                              ------            ------            ------            ------             ------
           Fixed charges                      $ 78.2            $ 87.4            $ 86.9            $ 60.5             $ 74.9
                                              ======            ======            ======            ======             ======
Ratio of earnings to fixed charges               2.0x              1.4x              1.1x               N/A               2.8x
Deficiency of earnings available
  to cover fixed charges                          --                --                --            $(15.9)                --

(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period